UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	May 1, 2020

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0024	TLF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 1, 2020, Tandy Leather Factory, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), informing the Company that Nasdaq’s Hearings Panel (the “Panel”) has granted the Company’s request to remain listed on Nasdaq.  This determination is subject to the Company making certain overdue filings (as described below) with the Securities and Exchange Commission (the “SEC”) on or before August 10, 2020.

As previously disclosed, the Company has not yet filed with the SEC its Quarterly Reports on Form 10-Q for the periods ended June 30, 2019 and September 30, 2019 or its Annual Report on Form 10-K for fiscal 2019 (collectively, the “Delinquent Filings”).  The Company was unable to timely file the Delinquent Filings due to its ongoing accounting evaluation and pending restatement of certain of the Company’s previously filed financial statements (the “Restatement Process”).  As a result, on February 18, 2020, the Company had received a notice from Nasdaq indicating that, unless the Company timely requested a hearing before the Panel, the Company’s common stock would be subject to suspension and delisting from Nasdaq due to non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”).

The Company is continuing its work on the Restatement Process and expects to complete this process and file its restated financial information and the Delinquent Filings on or before August 10, 2020.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K, this Form 8-K contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2020, Danette Click resigned as Interim Chief Financial Officer of the Company, effective immediately.  Ms. Click’s resignation was not the result of any dispute or disagreement with the Company relating to the Company’s operations, policies or practices.

Also on May 1, 2020, the Company appointed Michael Galvan to the position of Interim Chief Financial Officer of the Company, effective May 4, 2020.  Mr. Galvan, 51, brings over 25 years of finance and accounting experience to the Company, including executive leadership roles serving as Interim Chief Financial Officer, Chief Accounting Officer and Treasurer for a variety of publicly-traded companies.

Mr. Galvan will be paid for his services pursuant to an agreement between the Company and The CFO Suite, LLC, at a rate of $48,000 per month.  In addition, he may be eligible to receive discretionary bonuses for his services, as may be approved by the Compensation Committee of the Company’s Board of Directors.

There are no arrangements or understandings between Mr. Galvan and any other persons pursuant to which he was named Interim Chief Financial Officer of the Company.  Mr. Galvan does not have any family relationships with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.  Mr. Galvan does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: May 7, 2020	By:	/s/ Janet Carr
Janet Carr, Chief Executive Officer